Exhibit 10.1

MASTER INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Agreement”) is dated and made effective as of March 23, 2012 (“Effective Date”) by and between Cogent Real-Time Systems Inc., a corporation organized under the federal laws of Canada with its principal office at 162 Guelph Street, Suite 253, Georgetown, Ontario, L7G 5X7, Canada (“Assignor”) and Real Innovations International LLC, a corporation organized under the laws of Nevis with its principal office at P.O. Box 556, Main Street, Charlestown, Nevis, West Indies (“Assignee”).

RECITALS

WHEREAS, Assignor owns certain intellectual property covering technology pertinent to real-time monitoring and control; and

WHEREAS, Assignee desires to acquire from Assignor, who is willing to transfer and sell to Assignee the intellectual property identified in Schedule “A”, annexed hereto and forming a part hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and intending to be legally bound, Assignor and Assignee agree as follows:

SECTION 1     Definitions.

1.1           “Effective Date” shall be the date set forth at the beginning of this Agreement.

1.2           “Documentation” shall mean: (a) all inventor notebooks and other conception and reduction to practice documents; (b) all files, documents and tangible things constituting, comprising or relating in any manner to (i) the Assignor Copyrighted Works, (ii) the Assignor Technology, (iii) the Assignor Trademarks, and (iv) the application, investigation, evaluation, preparation, prosecution, maintenance, defense, filing, issuance, registration, assertion or enforcement of the Assignor Patent Rights; and (c) such additional documents as Assignee may reasonably request in order to ascertain the accuracy of Assignor’s representations and warranties in this Agreement and to enjoy the rights assigned to Assignee hereunder.

1.3           “Intellectual Property” shall mean the Assignor Copyrighted Works, Assignor Patent Rights, Assignor Technology, Assignor Trademarks and Assignor Documentation.

1.4           “Assignor Copyrighted Works” shall mean all right, title and interest in and to all Assignor copyrighted works, including without limitation, copyright in all Software, as defined herein, all marketing materials, manuals, documentation, artwork, videos and written works, such as those present at the websites under the domain names listed in Schedule A, together with all rights to publish, reproduce, display, transmit, adopt, sell, prepare derivative works, distribute, perform or otherwise make use of the same.

1.5           “Assignor Patents” shall mean all right, title and interest in and to patents and patent applications set forth in Schedule A annexed hereto and forming a part hereof, Assignor Patent Rights and the inventions claimed therein.

1.6           “Assignor Patent Rights” shall mean: (a) the Assignor Patents; (b) all patents or patent applications, including without limitation all patents and patent applications subject to a terminal disclaimer: (i) to which any of the Patents directly or indirectly claims priority, (ii) for which any of the Patents directly or indirectly forms a basis for priority, and/or (iii) that were co-owned applications that incorporate by reference, or are incorporated by reference into the Patents; (c) any reissues, reexaminations, extensions, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations, divisions, and registrations of any item in any of the foregoing categories (a) and (b); and (d) all inventions, invention disclosures, and discoveries described in any of the Patents that: (i) are included in any claim in the Patents, (ii) are subject matter capable of being reduced to a patent claim in a reissue or reexamination proceedings brought on any of the Patents, and/or (iii) could have been included as a claim in any of the Patents; (e) any incidental know-how for practicing any item in any of the foregoing categories (a) through (d).

1.7           “Assignor Technology” shall mean the technology of Assignor and any of its principals, agents and contractors as applied to the Patent Rights, and further includes all improvements, modifications, enlargements, extensions thereto, together with all software programs used in connection with the Patent Rights, all proprietary data and trade secrets, all know-how, inventions and discoveries (whether patentable or not), disclosures, trade secrets, proprietary information, know-how, technical data, databases, data collections, supplier lists, customer lists and potential customer lists and contacts for both,  resellers and leads for new business, and all documentation related to any of the foregoing (collectively “Data Collections”); all computer software, including source code, object code, firmware, development tools, files, records data and documentation (including design documents, flowcharts and specifications) and all media on which any of the foregoing is recorded, including without limitation the software products set forth in Schedule A (collectively “Software”).

1.8           “Assignor Trademarks” shall mean all trademarks, trade names, service marks, corporate names, brand names, trade dress, designs and logos, domain names, and other source indicators, and all registrations and applications for registration thereof and all other rights corresponding thereto throughout the world, together with the goodwill of any business of Assignor symbolized thereby, set forth in Schedule A.

SECTION 2     Intellectual Property Assignment.

2.1           Assignment of Intellectual Property.  For and in consideration of the payments to be made by Assignee to Assignor pursuant to this Agreement, Assignor hereby sells, assigns and transfers to Assignee, throughout the world, any and all right, title and interest in and to the Intellectual Property free and clear of all liens, claims and encumbrances.

2.2           Closing and Transfer Documents.  The closing of the transactions contemplated herein (the “Closing”) shall take place simultaneously with the execution of this Agreement.  Assignor shall duly execute in recordable form and deliver to Assignee an Assignment of Patents substantially in the form annexed hereto as Schedule B, and an Assignment of Trademarks substantially in the form annexed hereto as Schedule C.

2.3           Further Assurances.  At any time after the Closing, at Assignee’s request and without further consideration, Assignor will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Assignee may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Assignee and to confirm Assignee’s title to, the Assignor Patents and to assist Assignee in exercising all rights with respect thereto, and Assignor shall take all further actions which may be reasonably requested by Assignee in order to effectuate any other provision of this Agreement.

SECTION 3     Consideration.

3.1           Payment Amount.    In consideration of the sale and transfer of the Intellectual Property to Assignee, Assignee shall pay Assignor the sum of USD Thirty Thousand Dollars ($30,000.00).

3.2           No Royalty.  Assignee shall not pay Assignor any Royalty in connection with the Assignment.

SECTION 4    Assignor Representations and Warranties.

4.1           Organization; Execution and Validity.   Assignor was duly formed and is validly existing and in good standing under the federal laws of Canada, with the full corporate power and authority to own its property and to carry on its business. Assignor has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Assignor and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all required corporate action. This Agreement has been duly and validly executed and delivered by Assignor and constitutes the legal, valid and binding obligation of Assignor enforceable against it in accordance with its terms.

4.2           No Conflict.    The execution and delivery by Assignor of this Agreement and any other instruments or documents to be executed and delivered by Assignor pursuant hereto do not, and the performance and consummation by Assignor of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination or forfeiture or lien under (upon the failure to give notice or the lapse of time, or both) any terms or provisions of Assignor's certificate of incorporation, or any statute, rule, regulation, judicial or governmental decree, order or judgment or any agreement or under any agreement by which Assignor is bound.

4.3           Ownership, Infringement.   Assignor represents and warrants that it is the owner of the Intellectual Property.  Assignor represents and warrants that no person or entity has asserted, is asserting or has threatened to asset to or against Assignor any ownership or adverse interest in and to any of the Intellectual Property and, except as disclosed by in any patent or trademark application filed in connection with the Intellectual Property, Assignor knows of no reason or fact which may form a basis for such an assertion by a third party.

4.4           Indemnity.   Assignor agree to defend, indemnify and hold harmless Assignee with respect to any liabilities, damages, losses, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as “Loss”) insofar as such Loss arises out of or is based on (i) any breach or alleged breach of any of the representations, warranties or agreements made by Assignor in this Agreement, or (ii) any claim resulting from any Intellectual Property product manufactured, sold or used prior to the Effective Date.

SECTION 5    Assignee Representations, Warranties Covenants and Indemnities.

5.1           Organization; Execution and Validity.   Assignee was duly formed and is validly existing and in good standing under the laws of Nevis, with the full corporate power and authority to own its property and to carry on its business.  Assignee has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Assignee and the consummation by Assignee of the transactions contemplated hereby have been duly authorized by all required corporate action.  This Agreement has been duly and validly executed and delivered by Assignee and constitutes the legal, valid and binding obligation of Assignee enforceable against it in accordance with its terms.

5.2           No Conflict.   The execution and delivery by Assignee of this Agreement and any other instruments or documents to be executed and delivered by Assignee  pursuant hereto do not, and the performance and consummation by Assignee of the transactions contemplated hereby and thereby will not, conflict with or result in any breach or violation of or default, termination or forfeiture  or lien under (upon the failure to give notice or the lapse of time, or both) any terms or provisions of Assignee's certificate of incorporation, or any statute, rule, regulation, judicial or governmental decree, order or judgment or any agreement or under any agreement by which Assignee is bound.

5.3           Product Indemnity.   Assignee hereby agrees to indemnify and hold Assignor, its officers, directors or employees, harmless against any liability, loss, injury, claim or damage or any kind, including reasonable attorneys’ fees and expenses, resulting, directly or indirectly, from any act, use, sale or other disposition by Assignee, its licensees, sublicensees, employees, vendors, manufacturers or other third parties with respect to the practice of any of the Intellectual Property and any products or instruments manufactured, sold, used or otherwise derived from or pursuant to any of the Intellectual Property.

5.4           Commercial Exploitation.   Assignee covenants to utilize commercially reasonable efforts to exploit the Intellectual Property in such manner as Assignee, in its sole discretion, determines to be appropriate and warranted, including (although Assignee shall not be obligated to seek) the obtaining of investment capital.

SECTION 6    Miscellaneous.

6.1           Entire Agreement and Amendment.  This Agreement embodies the entire understanding of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements.  No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the parties hereto.

6.2           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada, without regard to or application of choice of law rules or principles.

6.3           Severability.  In any provision of this Agreement or the application thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Agreement which can be given effect without the invalid and unenforceable provision or application, and to this end, the provisions of this Agreement shall be severable.

6.4           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.5           Headings, Gender and “Person”.  All section headings and captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not effect in any way the meaning or interpretation of this Agreement.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.  Any reference to a “person” herein shall include any individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

6.6           Expenses.  Each party hereto shall pay its respective expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

6.7           No Benefit to Others.  The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their successors and assigns, and they shall not be construed as conferring any rights on any other persons.

6.8           Exhibits.  All exhibits, if any, referred to herein are intended to be and hereby are specifically made a part of this Agreement.

6.9           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and such counterparts together shall constitute one Agreement.

6.10           Independent Contractor.  In the performance of the duties contemplated hereunder, the status of each party, including its employees and agents, shall be that of independent contractors and not as employees, agents, or fiduciaries of the other, and as such shall have no right to make commitments for or on behalf of the other party.

6.11           Arbitration.  (1) Any unresolved controversy or claim arising out of, in connection with, under or relating to this Agreement, shall be submitted to arbitration (the “Arbitration”) before the Toronto Commercial Arbitration Society (“TCA”) using the rules under the International Commercial Arbitration Act then in effect, as modified by this Agreement.  The Arbitration shall be conducted by one (1) arbitrator mutually agreed upon by the parties.  The arbitration shall take place in Toronto, Ontario in English.  Judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof including for this purpose the Superior Court of Justice of the Province of Ontario (“Superior Court”).  Both parties agree and consent to the personal jurisdiction of the Superior Court for all purposes relating to the Arbitration including any equitable relief, and the entry of judgment upon, and enforcement of, any award.

(2)  There shall be limited discovery prior to the Arbitration hearing as follows: (i) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (ii) depositions of all party witnesses and (iii) such other depositions as may be allowed by the arbitrator only upon a showing of good cause. Depositions shall be conducted in accordance with the rules of the Act.

(3)  A court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.  The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator. The arbitrator shall have no power and authority to award punitive, exemplary, incidental and consequential (including without limitation lost profits) damages in favor of one party against the other party in the Arbitration.  Each party shall bear its own legal costs and expenses in connection with the Arbitration; provided, however, that the arbitrator shall make an award of legal fees, and all other costs and expenses of the Arbitration to the prevailing party as part of any Arbitration award including (i) the filing fees for the Arbitration and (ii) the stenographic costs of transcription.  The arbitrator’s fees shall be divided equally between the parties.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement on the date first above written.

ASSIGNOR:

COGENT REAL-TIME SYSTEMS INC.

By: /s/ Andrew S. Thomas
Andrew S. Thomas, President

ASSIGNEE:

REAL INNOVATIONS INTERNATIONAL LLC

By: /s/ Paul Benford
Paul Benford, Treasurer